Exhibit 99

Meredith Expands Integrated Marketing Capabilities by Acquiring
Top Healthcare Marketing Communications Firm

Company also provides business update, including fourth-quarter fiscal 2008 charge

DES MOINES, Iowa, June 5, 2008 -- Meredith Corporation (NYSE: MDP), one of America's leading media and marketing companies, announced today it has acquired Big Communications, a leading healthcare marketing communications firm. Additionally, the company provided a business update, and announced it will take an approximate $16 million after-tax special charge in the fourth quarter of fiscal 2008 related primarily to a repositioning of its book operations and selected reductions in force.

Big Communications

The acquisition of Big Communications further enhances the depth and breadth of Meredith Integrated Marketing, the company's business unit that provides leading companies with custom online and offline marketing services. It also provides Meredith with another entry point to the health category, an area the company has targeted for strategic expansion.

Big Communications develops custom healthcare communications for over 20 of the world's leading pharmaceutical, biotech and managed care companies. Its innovative marketing and communications programs are delivered via a variety of channels that include print, digital and mobile, and are aimed at pharmaceutical sales forces, caregivers, medical professionals and patients.

Big Communications will operate as a division of Meredith Integrated Marketing, whose stable of leading edge customer relationship management providers includes O'Grady Meyers, Genex, New Media Strategies and Directive.

"Big Communications' innovative and creative solutions in healthcare marketing communications -- along with its ability to provide cutting-edge programs for a diverse range of healthcare sales, medical professionals and patients -- further enriches our diverse assets and client offerings," said Meredith President and CEO Stephen M. Lacy. "Additionally, we are now in a position to offer Big's clients Meredith's full array of content expertise, digital assets and marketing services."

Founded in 1994, Big Communications has been recognized for creative work and client solutions. With over 100 employees, Big Communications has received numerous honors for innovative work and performance including the Inc. 500 Fastest Growing Privately Held Companies in the U.S., and the Promo 100 Fastest Growing Promotional Marketing Companies. It will continue to be based in Detroit.

"We believe there is an incredible synergy between Meredith Integrated Marketing and our company in how we approach and deliver client-based solutions across media channels," said Big Communications founder and CEO Lisa Stern. "Together, we can create unprecedented and innovative solutions that build brands, increase ROI, and improve healthcare outcomes."

Terms were not disclosed. The acquisition will be accretive to earnings, and will not have a material effect on Meredith's financial performance in fiscal 2008 or fiscal 2009.

The acquisition of Big Communications is the latest in a number of recent strategic investments Meredith has made that have helped the company broaden its audiences; enhance its online and video content creation expertise; expand its distribution platforms; and increase its sales and marketing capabilities. These have included the creation of digital and video content libraries; significant enhancement of online activities; acquisition of leading-edge interactive marketing firms; expansion of Hispanic market activities; and the creation of Meredith Video Solutions.

Business Update/Special Charge

Since Meredith last provided a business update on April 23, 2008, fiscal 2008 fourth-quarter Publishing advertising revenues have weakened slightly (now down in the mid-teens) while Broadcasting advertising pacings have strengthened slightly (now down in the high single digits).

Additionally, softer retail sales and higher than expected returns have further impacted the performance of Meredith's retail book operations. The current weak retail environment has been noted in recent earnings reports from chain book stores and large home improvement centers, where a significant portion of Meredith's products are sold.

In the past year, Meredith has taken a number of steps to strategically reposition its book operations in the current retail marketplace, including exiting products such as children's books and non-core authored titles. Today, Meredith announced it is further focusing the scope of its book operations on titles with the Better Homes and Gardens imprint, as well as certain other licensed brands. These titles fall more within Meredith's core content areas of cooking, gardening, building and remodeling.

This repositioning represents the bulk of an approximate $16 million after-tax special charge Meredith will take in its fiscal 2008 fourth quarter. It includes adjusting certain book royalties, art and editorial, and inventory accounts, as well as severance for eliminated positions in book and elsewhere in the company. In total, Meredith will eliminate approximately 60 currently filled and 60 open positions.

Given the underperformance of its book operations, Meredith now expects fiscal 2008 earnings per share to be at the lower end of the $3.15 to $3.20 range articulated on April 23. This excludes an estimated EPS impact of approximately $0.33 for the special charge noted above.

Safe Harbor

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the company's operations. Statements in this announcement that are forward-looking include, but are not limited to the company's earnings per share outlook for fiscal 2008.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing, and/or television viewing patterns; increases in paper, postage, printing or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the company's industries; unexpected changes in interest rates; and the consequence of acquisitions and/or dispositions. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

About Meredith Corporation

Meredith Corporation (http://www.meredith.com) is one of America's premier media and marketing companies. Meredith combines well-known national brands -- including Better Homes and Gardens, Parents, Ladies' Home Journal, Family Circle, American Baby, Fitness and More -- with local television brands in fast growing markets. Meredith is the industry leader in creating content in key consumer interest areas such as home, family, health and wellness and self-development. Meredith then uses multiple distribution platforms -- including print, television, online, mobile and video -- to give consumers content they desire and to deliver the messages of its marketing partners. Additionally, Meredith uses its many assets to create powerful custom marketing solutions for many of the nation's top brands and companies. The goals of these programs are to increase consumer loyalty and produce repeated consumer interaction. In the last two years, Meredith has significantly added to its capabilities in this area through the acquisition of cutting-edge companies in areas such as online, word-of-mouth and database marketing. Meredith employs approximately 3,600 people throughout the United States and fiscal 2007 annual revenues were $1.6 billion.

Shareholder and Financial Analyst Contact Mike Lovell Director, Investor Relations Phone (515) 284-3622 E-mail: mike.lovell@meredith.com
Media Contact Art Slusark Vice President - Corporate Communications Phone (515) 284-3404 E-mail art.slusark@meredith.com